SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         March 30, 1999 (March 30, 1999)
                Date of report (Date of earliest event reported)


                             MARKETSPAN CORPORATION
             (Exact name of registrant as specified in its charter)



         New York                   1-14161                  11-3431358
(State or other jurisdiction      (Commission            (I.R.S. Employer
      of incorporation)            File Number)          Identification No.)


    175 East Old Country Road
         Hicksville, New York                                11801

      One MetroTech Center
        Brooklyn, New York                                   11201
(Address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code:  (516) 755-6650 (Hicksville)
                                                     (718) 403-1000 (Brooklyn)

Item 5.  Other Events

              Rights Agreement. On March 30, 1999, the Board of Directors of MarketSpan Corporation, doing business as KeySpan Energy (the "Company"), declared a dividend distribution of one Right for each outstanding share of common stock, par value $.01 per share, of the Company (the "Common Stock") to shareholders of record at the close of business on April 14, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of a series of cumulative preferred stock of the Company designated Series D Preferred Stock (the "Preferred Stock"), at a price of $95.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") by and between the Company and The Bank of New York, as Rights Agent (the "Rights Agent"), which is filed as Exhibit 4 hereto and is incorporated herein by reference.

              Until the Distribution Date (or earlier redemption or expiration of the Rights), which is defined below, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding prior to the Distribution Date, by such Common Stock certificates. Until the Distribution Date, (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Stock, (ii) new Common Stock certificates issued after the Record Date upon transfer, replacement or new issuance of Common Stock will be deemed to be issued with Rights and will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

              As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date. From and after the Distribution Date, such separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors, and except in connection with the exercise of employee stock options, any other issuance of Common Stock with respect to awards outstanding under employee benefit plans outstanding on the Distribution Date and in connection with the conversion of convertible securities issued after March 30, 1999, only Common Stock issued prior to the Distribution Date will be issued with Rights.

              "Distribution Date" shall mean the earlier to occur of (i) 10 business days following the date of a public announcement that a person, together with persons affiliated or associated with it, has acquired beneficial ownership of 20% or more of the outstanding Common Stock or (ii) 10 business days following the earlier of the commencement of, or the first public announcement of the intent to commence, a tender offer or exchange offer by a person other than the Company if, upon consummation of the offer, such person, together with persons affiliated or associated with it, would be the beneficial owner of 20% or more of the outstanding Common Stock. The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on March 30, 2009 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

              The Purchase Price payable and the number of and kind of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options or warrants to subscribe for Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock) at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, securities, cash or assets (excluding regular periodic dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock on the last trading day prior to the date of exercise.

               Any of the events described in the succeeding second and fourth paragraphs are defined as a "Triggering Event."

              "Acquiring Person" shall mean any person who constitutes an "Interested Shareholder" as defined in Section 912 of the New York Business Corporation Law, in effect from time to time, (generally defined to include any person who or which, together with all persons affiliated or associated with it, shall be the beneficial owner of 20% or more of the shares of Common Stock then outstanding), but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company or pursuant to the terms of any such plan.

              In the event that a person, together with persons affiliated or associated with it, becomes an Acquiring Person (except as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other shareholders), proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have the right to receive, upon exercise thereof, Common Stock (or, in certain circumstances as determined by the Company, other securities, cash, or other property) having a value of two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances set forth in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties and transferees) will be null and void. Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company, as set forth below.

              For example, at an exercise price of $95.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties and transferees) following an event set forth in the preceding paragraph would entitle its holder to purchase $190.00 worth of Common Stock (or other consideration, as noted above) for $95.00. Assuming that the Common Stock had a per share value of $47.50 at such time, the holder of each valid Right would be entitled to purchase 4 shares of Common Stock for $95.00.

              In the event that, at any time following the Stock Acquisition Date, which is defined below, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or (ii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, proper provision shall be made so that each holder of a Right (other than Rights that theretofore become null and void as described in the second preceding paragraph) shall thereafter have the right to receive, upon exercise thereof, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

              At any time until the close of business on the tenth business day following the date of a public announcement that a person has become an Acquiring Person (the "Stock Acquisition Date"), the Company may redeem all, but not less than all, the then outstanding Rights at a redemption price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holder of Rights will be to receive the Redemption Price.

              At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding shares of Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

              Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in order to (i) cure any ambiguity, (ii) shorten or lengthen any time period under the Rights Agreement, or (iii) make changes that will not adversely affect the interests of the holders of Rights; provided such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights, and further; provided, that no amendment may be made at such time as the Rights are not redeemable.

              Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

              The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that the Rights may not be redeemed (as described above) since the Board of Directors may, at its option, at any time until such date redeem all but not less than all of the then outstanding Rights. The Rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value, partial tender offers and selective open-market purchases. The Rights are intended to assure that the Company's Board of Directors has the ability to protect stockholders and the Company if efforts are made to gain control of the Company in a manner that is not in the best interests of the Company and its stockholders.

              The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

              (i) Rights Agreement, dated March 30, 1999, by and between MarketSpan Corporation, doing business as KeySpan Energy, and The Bank of New York, as Rights Agent. The Rights Agreement includes as Exhibit A thereto the Certificate of Amendment to the Certificate of Incorporation for the Series D Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto the Summary of Rights to Purchase Series D Preferred Stock.

              (ii)         Press Release, dated March 30, 1999.

                                   SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MARKETSPAN CORPORATION



Dated:  March 30, 1999             By: /s/ Craig G. Matthews
                                       ---------------------
                                       Craig G. Matthews
                                       President and Chief Operating Officer

                               INDEX TO EXHIBITS


   Exhibit
     No.                                    Description
-------------        -----------------------------------------------------------

      4 Rights Agreement, dated March 30, 1999, by and between MarketSpan Corporation, doing business as KeySpan Energy, and The Bank of New York, as Rights Agent. The Rights Agreement includes as Exhibit A thereto the Certificate of Amendment to the Certificate of Incorporation for the Series D Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto the Summary of Rights to Purchase Series D Preferred Stock.


      99             Press Release, dated March 30, 1999.